Exhibit 99.1

Autoliv declares dividend

(Stockholm, Sweden, November 3, 2016) – – – The Board of Directors of the worldwide leader in automotive safety systems, Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), today declared an unchanged quarterly dividend of 58 cents per share for the first quarter of 2017.

The dividend will be payable on Thursday March 2, 2017 to Autoliv stockholders of record on the close of business on Wednesday, February 15, 2017. The ex-date will be Monday, February 13 for holders of the common stock listed on the New York Stock Exchange (NYSE) and Tuesday, February 14 for holders of Swedish Depository Receipts (SDRs) listed on the NASDAQ, Stockholm.

Inquiries:

Thomas Jönsson, Vice President Corporate Communications             Tel +46 (0)8 58 72 06 27

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the contact person set out above, at 15:15 CET on November 3, 2016.

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with around 66,000 employees in 27 countries. In addition, the Company has 22 technical centers in nine countries around the world, with 20 test tracks, more than any other automotive safety supplier. Sales in 2015 amounted to about US $9.2 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including, without limitation, the uncertainty as to whether a binding or definitive agreement will be reached between the parties regarding the proposed joint venture; the impact of any changes to the terms of the proposed joint venture agreed to during the negotiation of a definitive agreement; the uncertainty as to whether any binding or definitive agreement regarding the proposed joint venture will ultimately be consummated; the impact of any regulatory reviews of the proposed joint venture; uncertainties as to the future operating, financial and other developments with respect to the joint venture; our ability to manage and obtain the benefits of the activities of the proposed joint venture; and the impact of any changes in general economic and market conditions. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Autoliv Inc. World Trade Center Klarabergsviadukten 70, section C6 P. O. Box 703 81, SE-107 24 Stockholm, Sweden Tfn: +46 (8) 58 72 06 27 e-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Tfn: +1 (248) 794 4537 e-mail: ray.pekar@autoliv.com